Exhibit 10.2

FIRST AMENDMENT TO
PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “First Amendment”) is made and entered into as of June 12, 2017 (the “Amendment Effective Date”), by and between Verandas at Mitylene, LLC, a Delaware limited liability company ("Seller"), and Inland Real Estate Acquisitions, Inc., an Illinois corporation ("Purchaser").

WITNESSETH THAT:

WHEREAS, Purchaser and Seller entered into that certain Purchase and Sale Agreement, dated May 30, 2017 (the "Contract"), with respect to certain real property located in Montgomery County, Alabama, and being more particularly described in the Contract; and

WHEREAS, Purchaser and Seller desire to amend the Contract as hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the sum of Ten Dollars ($10.00) and other good and valuable consideration, paid by each of the parties hereto to the other, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

1.                  Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings respectively ascribed to them in the Contract.

2.                  Extension of Closing Date. The first sentence of Section 4.1 of the Contract is hereby deleted in its entirety and the following is substituted in lieu thereof:

"The consummation of the transaction as contemplated hereby ("Closing") shall be held at the office of Escrow Agent on July 27, 2017 via escrow funds and fully executed documents where neither the Purchaser nor the Seller nor either party’s attorneys are required to be present."

3.                  Miscellaneous Purchase Price Credits. Article 5 of the Contract is hereby amended to add the following provision as Section 5.9 thereof:

5.9       Miscellaneous Purchase Price Credits.

(a)       Credit for Property Improvements. Purchaser has notified Seller of certain improvements to the Property that Purchaser will require to approve the condition of and close its acquisition of the Property. The subject improvements are collectively referred to herein as the "Required Improvements." To induce Purchaser to approve the condition of the Property and waive all conditions in the Contract in favor of Purchaser related thereto, Purchaser and Seller agree that Purchaser shall receive at Closing a credit against the Purchase Price at Closing equal to the total amount of Eighty Thousand One Hundred and 00/100 Dollars ($80,100.00) for the completion of all of the Required Improvements (the "Required Improvements Credit"). Regardless whether the Required Improvements Credit is sufficient to complete the Required Improvements, Purchaser's credit against the Purchase Price in the amount of the Required Improvements Credit shall be Purchaser's sole and exclusive remedy for the existence and performance of the Required Improvements, it being agreed between the parties hereto that the Required Improvements Credit is a reasonable estimate thereof, and Purchaser hereby expressly waives and relinquishes any and all other remedies at law or in equity relating to or arising from the Required Improvements.

(b)       Credit for Radon Mitigation. Purchaser alleges that certain of the units in the Property have been tested for and exceed the applicable federal requirement for levels of radon in dwelling units of 4 picocuries/liter (pCi/L) of airborne radon (the "Identified Radon Threshold"). Without acknowledging the existence of radon in any area of the Property or any units therein, or any responsibility or liability arising from or relating to the alleged existence of radon at the Property, Purchaser shall receive at Closing a credit against the Purchase Price equal to Three Thousand and no/100 Dollars ($3,000.00). Regardless whether the Radon Mitigation Credit is an accurate or sufficient amount to mitigate any alleged radon in any area or unit(s) of the Property, Purchaser's credit against the Purchase Price in the amount of the Radon Mitigation Credit shall be Purchaser's sole and exclusive remedy for the alleged existence and mitigation of any and all radon at the Property, it being agreed between the parties hereto that the Radon Mitigation Credit is a reasonable estimate thereof, and Purchaser expressly waives and relinquishes any and all other remedies at law or in equity relating to or arising from the alleged existence and mitigation of any radon at the Property.

(c) Waiver of Termination Right. Purchaser hereby waives its right of termination provided in Section 3.2 of the Contract.

4.                  Article 5 of the Contract is hereby amended to add the following provision as Section 5.10 thereof:

5.10 Section 3-14 Audit. Following the Closing, at no cost to Seller, Seller will allow Purchaser’s auditors to conduct an audit of Seller’s books and records of the Property for the year of Closing and the two (2) years prior thereto, that qualify, comply with and can be used in a public offering.  Purchaser’s audit rights shall survive Closing for six (6) months following Closing.  Prior to Closing, Seller shall use commercially reasonable efforts to provide to Purchaser, at Purchaser’s sole expense, all items set forth on Schedule 5.10 attached to this Agreement; provided, however, that Purchaser may require additional documentation related to the audit of the Property.  Notwithstanding the foregoing, Seller shall not be required to make or deemed to have made any additional representations to Purchaser other than as set forth in this Agreement.  Seller's obligation to provide requested materials shall be limited only to information and documentation related to the completion of the Section 3-14 audit of the Property.  Further, in the event Seller reasonably determines that providing the documentation requested would be considered privileged or proprietary, Seller agrees to provide the information directly to Purchaser’s auditors or allow Purchaser’s auditors to directly review such requested information, whereupon Purchaser shall use commercially reasonable efforts to ensure that Purchaser’s auditors keep such information confidential.

5.                  Ratification. Except as amended hereinabove, the Contract remains unmodified and is hereby ratified and confirmed for all purposes and in all respects.

6.                  Counterparts. This First Amendment may be executed in multiple, telecopied counterparts, all of which shall constitute one and the same instrument.

7.                  Entire Agreement. The Contract, as amended by this First Amendment, constitutes the entire agreement of the parties with respect to the subject matter thereof and fully supersedes any and all prior or contemporaneous written or oral agreements and understandings between the parties pertaining to such subject matter.

8.                  Time of the Essence. Time is of the essence with respect to the Contract and this First Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, Purchaser and Seller have executed this First Amendment as of the Amendment Effective Date.

SELLER: VERANDAS AT MITYLENE, LLC, a Delaware limited liability company

By:	FDC Development JV, LLC, a Delaware limited liability company, its sole Member

	By:	Flournoy Development Company, LLC, a Georgia limited liability company, its Manager

		By:	/s/ Thomas H. Flournoy
Thomas H. Flournoy, its President

[Signatures continued on following page]

[Signatures continued from preceding page]

PURCHASER: Inland Real Estate Acquisitions, Inc., an Illinois corporation

By:	/s/ Mark J. Cosenza
Name:	Mark J. Cosenza
Title:	Senior Vice President

[End of signatures]

Schedule 5.10

Section 3-14 Audit Materials

Verandas at Mitylene
3-14 Audit Checklist
Document
Bank Statements
Check Register (previous and current years)
Payroll information
Straight line rent schedule
Entity - ownership structure (Information to be provided directly to Purchaser’s auditors, and not distributed to Purchaser)
Organizational Chart (Information to be provided directly to Purchaser’s auditors, and not distributed to Purchaser)
Leases
Tenant Concessions
Rent Roll - current year and year ending of the last 2 years
Lease expiration report
Security deposit report
Market rent report
Concessions report for each of the last 2 years
Year-end T12 for last 2 years
Delinquency Report
Tenant ledger for each of last 2 years
YTD tenant ledger
General ledger for last 2 years
RE bill and proof of payment for last 2 years
Unit style report
Utility bills
Service agreements not cancelable within 90 days
Capital improvements completed over 2 years
Certificate of Occupancy
Detail on legal fees or matters related to property and tenants or claims
Year end trial balances for current and previous years
Management Agreement
How Property management is paid including Proof

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